EXHIBIT 10.17

Agreement between WorldCALL Public and Acmetel USA LLC dated February 21, 2020

INTERCONNECTION AGREEMENT

THIS AGREEMENT is made and entered into this 21st day of **February, 2020 ("Effective Date")** by and between:

WORLDCALL TELECOM LIMITED, a company incorporated and registered under the laws of Pakistan with its registered place of business at **Plot# 1566/124, Main Walton Road, Lahore,** Pakistan (hereinafter referred to as **"WTL"** which expression shall mean and include its successor in interest and permitted assigns) of the one part;

AND

ACMETEL USA LLC, a company incorporated and registered in **USA** with its registered office at 17W695C Butterfield Road, Oakbrook Terrace, IL 60181, Illinois, USA (hereinafter referred to as the **"Company"** which expression shall mean and include its successor in interest and assigns) of the other part;

(WTL and the Company, herein collectively referred to as **"Parties"** and individually as **"Party"** unless the context requires otherwise).

RECITALS:

(A) WTL and the Company are duly authorised and licensed to provide international telecommunication services and, inter alia, offer international routing and termination of direct dial telephony traffic via voice grade switched circuits and / or via VOIP to international carriers;

(B) WTL and the Company desires to provide each other certain Services more particularly described in Annexures to this Agreement;

(C) The Parties wish to formalise the terms and conditions for the provision of reciprocal Telecommunication Services.

NOW THEREFORE the Parties hereto agree as follows.

1. DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

(a) "Affiliate" means, with respect to either Party, any legal entity directly or indirectly Controlling, Controlled by or under common Control with the said Party. For the purpose of this definition, the term "Control" (including the correlative meanings of the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Party, means a Party's (i) ownership, directly or indirectly, of equity securities or shares entitling it to exercise in the aggregate of more than

Babandaniy
WTL

Company

fifty per cent (50%) of the voting power of the entity in question; or (ii) possession directly or indirectly, of the power to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

(b) "Agreement" means this Agreement and its attached Annexes, Schedules and Attachments. This document taken together with its Annexes, Schedules and Attachments shall be deemed to form one agreement.

(c) "Applicable Law" means all effective laws, government regulations and binding orders and instructions of regulators, applicable to each Party's performance of its obligations under this Agreement.

(d) "Call" means any voice message transmitted from or via the Network of a Party for termination in or via the Network of the other Party.

(e) "CDRs" has the meaning as set out in Clause 5.1.

(f) "CLI" has the meaning as set out in Clause 7.

(g) "Confidential Information" means all proprietary, secret or confidential information whether written or oral, including (without limitation) knowledge, technical information, data, designs, drawings, sketches, models, samples, computer programs, software, know-how, analysis, trade secrets, business information, compilations, studies and other material communicated by the disclosing Party to the receiving Party or acquired by the receiving Party from or in connection with any of the above information or which contain or are based in whole or in part upon such information, and if in writing or any other tangible form, it shall be marked by an appropriate stamp or legend as being confidential or if disclosed orally, shall be stated at the time of disclosure as being confidential, with said statement of confidentiality being reduced into writing and delivered to the receiving Party within thirty (30) days of disclosure.

(h) "Creditor Party" has the meaning set out in Clause 15.2.

(i) "Customer" means the Party receiving a Service from the other Party within the framework of this Agreement.

(j) "Debtor Party" has the meaning set out in Clause 15.2.

(k) "Effective Date" has the meaning set out at the top of this Agreement.

(l) "Initial Period" has the meaning set out in Clause 11.1.

(m) "Intellectual Property Rights" means any letters patent, patented articles, patent applications, computer software, technical software of and equipment, Billing or Accounting Software, Traffic Monitoring software/interface, topographies, designs, trade marks, service marks, trade or business names, email addresses and internet domain names, copyrights, database rights, inventions whether or not capable of protection by patent or registration and know-how, whether registered or unregistered and including applications for the grant of any such rights of the

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foregoing descriptions and all rights or forms of protection having equivalent or similar effect anywhere in the world.

(n) "ITU" means the International Telecommunications Union.

(o) "Month" means a calendar month of Roman calendar.

(p) "Network" means the telecommunications network of each of the Parties that allows the provision or use of the Services.

(q) "Network Changes" has the meaning set out in Clause 8.3.

(r) "Outage" means the failure by a party to provide, in whole or in part, Services to the other Party in accordance with this Agreement for any reason, including (without limitation):

(i) a change to the Network;
(ii) the testing, repair or maintenance of the Network;
(iii) the testing, repair or maintenance of the other Party's Network or any third party network which gives rise to interference in, or disruption to, the affected Party's Network;
(iv) any instability, congestion or other operational problems in the Network in circumstances where attempts by the affected Party to eliminate the effects by using traffic management procedures have failed;
(v) any emergency situation, such as immediate danger to the safety of any person, immediate interference with, disruption to, and/ or threat to either Party's Network, the provision of Services including the protection and/or integrity of a Network and/ or end user service;
(vi) any event giving rise to danger, interference, disruption and/or a threat to the affected Party's Network; and any other technical or operational matter or any other circumstance which, in the affected Party's reasonable opinion, requires the Party not to supply the Service in order solely to protect its Network.

(s) "Payment Due Date" has the meaning as set out in Clause 15.2.

(t) "Point of Interconnection" or "POI" means a physical point at which the Networks of the Parties are connected to provide/receive the Services which is located at the point as set out in Schedule II.

(u) "Supplier" means the Party providing a Service to the other Party within the framework of this Agreement.

(v) "Telecommunication Services" or "Services" or "Service" means telecommunication services or such other Services provided by the Parties to each other under the terms and conditions of this Agreement.

(w) "Working Day" means any day other than a Saturday or Sunday and a locally recognised public holiday in relation to each country of the Parties.

WTL

Company

1.2 The expressions WTL and the Company shall include their respective successors in interest and assigns. Where the context so admits or requires, words denoting the singular include the plural and vice versa and words denoting any gender include all genders.

1.3 References to Clauses are to clauses of this Agreement.

1.4 The Annexes form an integral part of this Agreement. In case of any conflict between the Annexes and provisions of the main body of this Agreement, a harmonious interpretation of the provisions should be adopted to eliminate such conflict / inconsistency. It is understood that in the event of inconsistency between the Annexures and main provisions of this Agreement than the operational matters provided in the Annexures for each Service shall prevail over general terms of this Agreement. Nothing in this Agreement and Annexures shall be interpreted in a manner which shall jeopardise the basic consideration for entering into this Agreement.

2. SCOPE OF THE AGREEMENT

2.1 The Parties agree to connect and keep connected their networks at the POIs that they establish pursuant to this Agreement to provide to each other the Telecommunication Services on the terms and conditions as set forth herein. The commencement of Services shall be from a date to be agreed in accordance with Clause 5.2. The scope of the Services may be amended or supplemented by the Parties at any time by express written agreement or amendment signed by both Parties.

2.2 Unless otherwise agreed the Parties acknowledge and agree that this Agreement does not grant the Parties any exclusive right to provide the Services herein and shall not prevent or prohibit a Party from entering into similar agreements with other providers of services similar to the Services.

3. QUALITY OF THE SERVICE

3.1 Each Party shall ensure that the Services it provides to the other Party are of the quality comparable to what it provides to itself and to its affiliates and maintain and repair the faults on Interconnect Links in the same manner as it maintains similar plant and repairs similar faults within its own network.

3.2 Both the Parties acknowledge that their respective Networks are not error free and none of the Party warrants that the Services will be uninterrupted or error free.

3.3 Each Party shall notify the other Party as soon as possible of any facility failure which arises, will arise, or is likely to arise, from a cause within its own Network or any third party networks which is expected to result in interruption of any or all of the Telecommunication Services hereunder described. In the event of such interruption, the Parties shall use reasonable endeavours to resume normal operation as soon as practicable.

4. INTERCONNECTION AND PROVISION OF FACILITIES

4.1 For the Interconnection and to provide the Telecommunication Services the Parties shall use such circuits as may be agreed between them from time to time as the most desirable to maintain the provision of the Telecommunication Services under this Agreement. The initial circuits are set out in Schedule II.

WTL

Company

4.2 Each Party shall establish and maintain the Point of Interconnection in accordance with Schedule II and as reasonably required for the provision of the Telecommunication Services to and from their respective Networks. Neither Party shall be under any obligation to provide the Telecommunication Services if the relevant Point of Interconnection between the Networks has not been established.

4.3 The Parties shall comply with the Type of Interconnection as mutually agreed between them and set out in Schedule II.

4.4 Each Party shall be responsible for making available, at its own expense, telecommunication facilities which are reasonably necessary for the provision of the Telecommunication Services under this agreement.

5. COMMENCEMENTOF SERVICE

5.1 Before commencing the Service, both Parties shall promptly proceed with the necessary testing of their own Networks in order to ensure the quality and reliability of the Service. The testing shall include, without limitation, the recording of Call detail records (**"CDRs"**). CDRs shall include at least the start and end date and times of the Call, the caller's telephone number, the dialled telephone number, and the duration of the Call. Each Party shall bear its own costs related to the testing as described in this Clause 5.

5.2 Once its Network has been successfully tested, each Party shall notify the other Party of the date from which the Service will become available. The Parties shall use reasonable endeavours to commence the Service as soon as reasonably practicable.

6. RECORDING OF THE TRAFFIC FLOWS

6.1 Each Party shall record the telecommunication traffic for which (i) it provides the Service to the other Party and (ii) it requests the provision of the Service to the other Party. Each Party shall produce CDRs for each Call in respect of which it requests or provides Service, and shall retain such CDRs for a minimum of twelve (12) Months as from the end of the Month during which the Service has been provided/received.

7. CALLING LINE IDENTIFICATION (CLI)

7.1 The Party requesting the Service shall use reasonable endeavours to provide the calling line identification (**"CLI"**) for each Call to the Supplier in a readable format. The Supplier may pass the CLI to any other carrier which is involved in the conveyance of the Call.

8. FAULT MANAGEMENT AND NETWORK CHANGES

8.1 Each Party shall use reasonable endeavours to give the other Party the following notices in respect of any Outage of its Network which may affect the performance of any of its obligations under this Agreement:

(a) with respect to any planned Outage, not less than seven (7) Working Days' notice; and

(b) with respect to any unplanned Outage, as early as notice is reasonably possible in the circumstances.

Babarchishti
WTL

Company

8.2 In the event of any planned or unplanned Outage, the Party responsible for the Outage shall use reasonable endeavours to resume normal Service as soon as reasonably possible and shall inform the other Party of the expected timeframe to resume the Service.

8.3 A Party shall notify the other Party as soon as reasonably practicable of any material changes to its Network which may affect the Services provided to the other Party under this Agreement ("**Network Changes**").

8.4 The Parties agree to work together to establish technical procedures to cover any Network Change. The Parties will use reasonable endeavours to ensure that any Network Changes have the minimum possible impact on both Parties' customers.

8.5 Any notification required in accordance with this Clause 8 shall be sent via e-mail to the list of contacts and escalation list as provided in Schedule II

9. NETWORK PROTECTION

9.1 Each Party is responsible for the safe operation of its Network and shall take all reasonable and necessary steps in its operation and implementation of this Agreement to ensure that its Network does not endanger the safety or health of employees, contractors, agents or customers of the other Party or damage, interfere with or cause any deterioration in the operation of the other Party's Network.

9.2 Each Party shall ensure that it (and shall use reasonable endeavours to ensure that its customers):

(a) shall not use, or allow others to use, the Service for improper or unlawful purposes; and

(b) shall comply with reasonable instructions or directions issued by the other Party in respect of any use of the Service.

10. FORECASTS

10.1 Each Party (the "Forecasting Party") whenever necessary shall supply to the other Party (the "Notified Party") of the Forecasts of the traffic in terms of the Services acquired under this agreement (the "Forecasts").

10.2 The Forecasting Party must provide all Forecasts in good faith and use all reasonable endeavours to ensure that Forecasts are accurate.

10.3 The Forecasts shall be used for planning purpose only. In no event the Notified Party shall be under any obligation to provide any service to the other Party if in its own reasonable opinion it is unable to meet the Forecasts provided by the Forecasting Party and shall duly inform the Forecasting Party.

10.4 If the Forecast has not been provided in accordance with Clause 10.1, and if the traffic routed by either Party exceeds its relevant traffic forecast by ten percent (10%) or more in any Month, the Party receiving the traffic may, in its sole discretion, refuse to carry the additional traffic.

WTL

Company

11. TERM AND TERMINATION

11.1 This Agreement is entered into for an initial period of five (5) calendar year (**"Initial Period"**) starting on the Effective Date.

11.2 After expiration of the Initial Period, the Agreement shall automatically be renewed for additional successive one (1) calendar year terms subject to termination by either Party in accordance with the terms hereof.

11.3 Notwithstanding the above, the Parties may terminate this Agreement without providing any reason whatsoever and without penalty therefore, by giving at least sixty (60) days written notice to the other Party stating its intention to terminate. For the avoidance of doubt, termination of this Agreement shall not operate as a waiver of any breach by a Party of any provisions under this Agreement and is without prejudice to any accrued rights, liabilities or obligations of the Parties.

11.4 Without prejudice to any of its other rights under this Agreement, either Party may immediately terminate the Agreement upon written notice:

(a) if the other Party materially breaches any of its obligations under this Agreement and (in case of a material breach capable of being remedied) such material breach is not remedied within fifteen (15) days from having received a written request for such remedial action from the first Party;

(b) if the other Party ceases or threatens to cease trade (either in whole, or as to any part or division involved in the performance of this Agreement), or becomes or is deemed insolvent, is unable to pay its debts as they fall due, has a receiver, administrative receiver, administrator or manager appointed over the whole or any part of its assets or business, makes any composition or arrangement with its creditors or an order or resolution is made for its dissolution or liquidation (other than for the purposes of solvent amalgamation or reconstruction), or takes or suffers any similar or analogous procedure, action or event in consequence of debt in any jurisdiction;

(c) if the other Party's licence or authorisation to operate its Network or provide Services is revoked or expires (and is not immediately replaced);

(d) in accordance with Clauses 16.3; or

(e) in accordance with Clause 19.1.

11.5 Upon completion of Term unless extended and or termination of this Agreement any Security Deposit provided by a Party to another Party under Clause 13 herein shall be retained till the time all dues under this Agreement are settled which dues shall be settled immediately but in no event later than 7 days from the completion of Term and or termination.

12. RATES

12.1 The rates for the Services shall be determined on a per Service basis which shall be set forth with the Service (in the relevant Annexure) to be rendered by a party. Rates shall be subject to review from time to time upon mutual consent of the Parties.

WTL

Company

12.2 The rates shall be exclusive of any sales taxes (such as VAT), duties or levies imposed by any authority, government or governmental agency, which shall be payable in accordance with Clause 12.4.

12.3 Each Party is responsible for complying with or paying any and all taxes, duties, regulatory assessments or surcharges that may be imposed on the Party by reason of or in connection with this Agreement under its applicable law.

12.4 If the Customer is required by law to deduct or withhold any tax, duty or levy from any amounts payable under this Agreement, such amount shall be increased as necessary so that the Supplier receives an amount equal to the sum it would have received had no such deduction or withholding been made.

12.5 Any written notice to be made under this Clause shall be sent by e-mail to the relevant contact person.

13. PAYMENT GUARANTEES & CREDIT LIMIT

13.1 If WTL determines that the Company's financial condition creates a material financial risk to it, as a precondition to the provision of the Service or the continuation of the provision of the Service, WTL may, in its reasonable discretion and upon prior written notice of not less than fifteen (15) days, (i) require the Company to provide financial statements, credit reports and any other information reasonably necessary to evaluate its financial condition, and/or (ii) require a bank guarantee, security deposit, prepayment or other form of security acceptable to WTL in accordance with Schedule I.

13.2 The "Credit Limit" shall be defined as the maximum credit allocated to the Debtor Party. The maximum credit allocated to the Debtor Party shall be the balance between the total invoices issued by the Creditor Party and not yet paid by the Debtor Party plus the value of Services provided by the Creditor Party and not yet billed to the Debtor Party during the Period LESS the total of invoices issued by the Debtor Party and not yet paid by the Creditor Party plus the value of Service provided by the Debtor Party and not yet billed to the Creditor Party during the Period. The Credit Limit shall be assigned as per Schedule I.

13.3 In the event that the net outstanding amount of the Debtor Party in terms of the Agreement exceeds the Credit Limit as stated above, then the Creditor Party has the right to suspend the Service immediately after giving seven days prior written notice to the Debtor Party, unless the Debtor Party pays the sum equivalent to the amount exceeding the Credit Limit.

14. INVOICING, INVOICING DISPUTES AND INVOICING ERRORS

14.1 Each Party shall invoice all charges for Services provided to the other Party and calculated in accordance with Clause 12 and in accordance with relevant Service Annexure.

14.2 Any dispute on an invoice shall be raised in writing by the disputing Party before the Payment Due Date. Neither Party shall raise a dispute if there is less than a two percent (2%) variation or 500 US Dollars whichever is greater between the charges calculated by a Party based on its own measurements and the charges invoiced by the other Party. In order to be admissible, the dispute shall be made in writing outlining the following (i) the amount in dispute; (ii) the factual and legal basis for the dispute and (iii) the supporting documents including CDRs. Notwithstanding anything contained hereof, the filing of a

WTL

Company

dispute shall not affect the payment obligation of the undisputed amount by the Debtor Party.

14.3 An invoice shall be deemed to have been accepted by the invoiced Party if that Party does not object in writing before the Payment Due Date.

14.4 The Parties will use reasonable endeavours to resolve a dispute within fifteen (15) Working Days of receipt of the dispute. Both Parties shall provide sufficient material to each other for the relevant period, if required, in order to investigate the reasons for variations between them. In case Parties do not reach to a amicable resolution within the prescribed time than the dispute shall be referred to dispute resolution under Clause 23 herein.

14.5 The disputed amount shall not be paid until the disputes are resolved amicably or otherwise determined between the Parties. Once a billing dispute has been resolved to the satisfaction of the Parties, any sum to be paid or refunded shall be paid/refunded immediately by the relevant Party.

14.6 If the invoicing Party has omitted or miscalculated charges from an invoice, the invoicing Party may include or amend those charges in a later Invoice as long as the invoicing Party is able to substantiate these charges to the invoiced Party and the inclusion or amendment is made within six months of the issuance of the invoice.

14.7 Any invoices shall be sent by e-mail and/or regular mail to the relevant billing contact as set out in Schedule II.

15. SETTLEMENTS

15.1 The Parties shall set-off undisputed amounts owed to each other for all Services. The payment by the Debtor Party shall be effected in US Dollar ($) or as may be agreed between the parties via wire transfer to such bank account of the Creditor Party as notified by the Creditor Party to the Debtor Party from time to time.

15.2 The Party that owes the net undisputed amount further to the settlement process set out in Clause 15.1 (**"Debtor Party"**) shall pay the net undisputed amount due on the invoices to the other Party (**"Creditor Party"**) as soon as possible but in no event later than seven (7) calendar days from the date of receipt of the invoice (the **"Payment Due Date"**). Notwithstanding this Clause 15.2 where the "Payment Terms" for a particular Service are provided in the relevant Service Annex such Settlement/Payment Terms shall prevail.

15.3 The payment due on undisputed amount shall not be delayed pending settlement of a dispute. Adjustments which are later agreed shall be included in a subsequent invoice.

15.4 If payment of the undisputed amount is not paid in full by the Payment Due Date, then without prejudice to Creditor Party's other rights and remedies:

(a) Debtor Party shall be liable to pay interest on the overdue amount at an annual rate of 2% above the prevailing base rate of the Bank of England, which interest shall accrue on a daily basis from the date payment becomes overdue until Creditor Party has received full payment of the overdue amount together with all interest that has accrued; and

Babarabrishi
WTL

[signature]
Company

(b) Creditor Party shall have the right, at its option, to suspend the delivery of all or any part of the Services provided hereunder upon giving 7 days prior written notice until such time as payment of undisputed amount is paid in full. Such suspension shall not relieve the Debtor Party of its obligation to pay any undisputed amount due to other Creditor Party.

15.5 All bank charges including the intermediary bank charges shall be borne by the Debtor Party and the Creditor Party shall receive the full invoiced amount.

15.6 The invoiced Party shall pay charges to the invoicing Party regardless of whether the invoiced Party has received payment from its customers or not.

16. REPRESENTATIONS AND WARRANTIES

16.1 Each Party represents and warrants that (i) it has obtained all approvals, consents, governmental and regulatory authorisations, licenses and permits as may be required to provide the Service and (ii) it will use its best efforts to maintain such required approvals, consents, authorisations, licenses or permits for the entire duration of the Agreement. If a Party no longer has such required approvals, consents, authorisations, licenses or permits required for providing the Service, it shall immediately notify the other Party in writing.

16.2 Each Party represents and warrants that it shall provide the Service in compliance with all Applicable Laws, including without limitation, laws on data protection and privacy.

16.3 In the event of a change in any Applicable Law, decision, rule or order, or interpretation thereof that the Supplier considers as rendering the provision of the Service or any portion thereof unlawful, the Supplier shall promptly take any action that may be appropriate to ensure compliance with such modified Applicable Law, decision, rule or order, or interpretation thereof. In the event the Supplier cannot ensure compliance, it shall immediately notify the other Party, and the other Party may immediately terminate this Agreement (whether such notice has been provided in accordance with this Clause 16.3 or not).

16.4 Each Party represents and warrants that it shall not use the Service in any manner or for any purpose, which is unlawful under the laws of the jurisdiction in which the Service is being provided.

16.5 The Parties agree that they shall provide the Service to each other exercising reasonable skill and care and to the standard of a competent telecommunications operator.

17. LIMITATION OF LIABILITY AND INSURANCE

17.1 This Agreement sets forth the full extent of each Party's obligations and liabilities in respect of the supply, purported supply or non-supply of the Services. Any condition, warranty or other term concerning the supply, purported supply or non-supply of the Services which might otherwise be implied into or incorporated into this Agreement whether by statute, common law or otherwise, is hereby expressly excluded.

17.2 Subject to Clause 17.5, and except with respect to amounts payable under this Agreement, neither Party shall be liable to the other Party under or in connection with this Agreement, whether arising in or for breach of contract, tort (including negligence), breach of statutory duty, *indemnity* or otherwise, for an amount exceeding (i) fifteen thousand US Dollar

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Company

($15,000) per event, and (ii) fifty thousand US Dollar ($ 50,000) for all events that may arise during any twelve (12) successive Month period.

17.3 Subject to Clause 17.5, in no event shall either Party or its officers, directors, employees, and agents be liable to the other Party for any loss of revenue, loss of profits, loss of opportunity, loss to customers or clients or loss of goodwill or reputation or for any indirect or consequential loss or damage, in each case howsoever arising, whether such loss or damage was foreseeable or in the contemplation of the Parties and whether arising in or for breach of contract, tort (including negligence), breach of statutory duty, indemnity or otherwise.

17.4 Subject to Clause 17.5, neither Party shall be liable to the other Party, its interconnecting carriers or its customers for any loss or damage sustained by reason of any failure in or breakdown of the telecommunication facilities whether located within or outside its Operating Area associated with providing the Telecommunication Services or for any interruption or degradation of Services provided under this Agreement, whatsoever shall be the cause of such failure, breakdown, interruption or degradation and however long it shall last.

17.5 Nothing in this Agreement shall exclude or in any way limit either Party's liability for (i) fraud, *or* (ii) death or personal injury caused by its negligence, *or (iii) claims in respect of the indemnity set out in Clause 17.6.*

17.6 Customer shall indemnify and hold harmless Supplier from and against any claims, liabilities, losses, costs, or damages, (including legal fees and costs) arising out of or in connection with:

(a) any dispute between or among Customer and its own clients, subcontractors or a third party dealing with the Customer in respect of the use of the Services;

(b) any claim from third parties in connection with the use or possession of Customer's equipment, any computer programs, software or hardware used in connection with Customer's equipment which infringes the intellectual property rights of such third party or causes interference with the equipment of such third party; or

(c) the content of any communications transmitted via the Service.

17.7 Supplier shall: (i) promptly notify Customer in writing of any claim as referred to Clause 17.6; (ii) not make any admission as to liability or agree to any settlement or compromise of the claim without Customer's prior written consent, (iii) at Customer's request, give Customer express authority to conduct all negotiations and litigation, and to settle all litigation, arising from any claim referred to in Clause 17.6, and (iv) provide Customer at Customer's expense with all available information and assistance as Customer may reasonably require.

18. CONFIDENTIALITY – INTELLECTUAL PROPERTY

18.1 During the term of this Agreement and for a period of three (3) years from the date of termination or expiry of this Agreement for whatever reason, each Party shall maintain the confidentiality of all Confidential Information. Each Party shall devote the same efforts (but in no case less than reasonable endeavours) to protect Confidential Information it receives from the other Party as it devotes to its own Confidential Information.

WTL

Company

18.2 The Parties acknowledge that the Confidential Information is a valuable, special, and unique asset belonging to the disclosing Party. The Parties agree that they shall not during the term of this Agreement and for a period of three (3) years from the date of termination or expiry of this Agreement disclose the Confidential Information of the other Party to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever without the prior written consent of the disclosing Party. Notwithstanding the above, the Parties agree that the Confidential Information may when consistent with restrictions on such disclosure imposed by law, be disclosed to their Affiliates, professional advisors, agents and consultants on a need to know basis, provided that such Affiliates, professional advisors, agents and consultants be bound by the terms of this Agreement. The Parties further agree that they shall not utilise, use or exploit the other Party's confidential information other than for the purpose for which it is disclosed without the prior written consent of the disclosing Party, including, but not limited to, for purposes of competing in any way with the other Party.

18.3 The terms of and obligations imposed by this Clause 18 shall not apply to Confidential Information which:

(a) at the time of receipt by the recipient is in the public domain, or subsequently comes into the public domain through no fault of the recipient, its officers, employees, agents or contractors;

(b) is lawfully received by the recipient from a third party on an unrestricted basis; or

(c) is already known to the recipient before receipt hereunder.

18.4 Each Party may disclose Confidential Information of the other Party as may be required by law, regulation or order of a competent authority to be disclosed by the receiving Party, provided that, to the extent practicable in the circumstances, the disclosing Party is given reasonable advance notice of the intended disclosure and reasonable opportunity to challenge the same.

18.5 Nothing in this Agreement shall assign or licence any property right to the other Party including title to chattels, real property, trade and service marks, patents, copyrights, registered designs, design rights and all other intellectual property rights.

19. FORCE MAJEURE

19.1 No failure, delay or omission by either Party to carry out or observe any of the terms and conditions of this Agreement or its Annexes shall give rise to any claim against the Party in question or be deemed to be a breach of this Agreement if such failure, delay or omission arises from any circumstances beyond the reasonable control of that Party PROVIDED THAT the affected Party shall take all reasonable action within its power to as fully as possible comply with the provisions hereunder and to preserve and protect the interests of the other Party. The affected Party shall inform the other Party immediately upon the occurrence of such Force Majeure event, the effect of such Force Majeure event on its performance and upon the cessation of such event. If the Force Majeure event lasts for more than forty-five (45) days the non-defaulting Party may immediately terminate this Agreement without cause. Such Force Majeure events may include but are not limited to acts of God, acts of public enemy, acts of third party, acts of civil or military authority, governmental priorities, fires, strikes, acts of terrorism, civil commotion or unrest, unavailability of energy sources, delay in transportation, under-sea cable cuts and riots or

war. Notwithstanding the event of Force Majeure neither Party shall be allowed to withheld any payment on the reason of Force Majeure.

20. ASSIGNMENT

20.1 Neither Party may wholly or partly assign, transfer or novate its rights and/or obligations under this Agreement to any third party without the prior written consent of the other Party, except when such third party is an Affiliate provided the assigning Party notifies the other Party in writing in advance.

If a Party wishes to assign, transfer or novate its rights and/or obligations under this Agreement to an Affiliate then the Parties will enter into a novation agreement with that Affiliate and, if required by the other Party, the Party assigning its rights and/or obligations will guarantee the performance of this Agreement by the Affiliate.

21. SUSPENSION OF SERVICE

21.1 Without prejudice to any of its other rights under this Agreement, either Party may immediately suspend the provision of the Service upon written notice:

(a) in accordance with Clause 15.4(b); or

(b) where the other Party engages in activities that may affect the integrity, security and/or interoperability of the first Party's Network.

22. MISCELLANEOUS

22.1 Notices

(a) Except when otherwise expressly specified in this Agreement, any notice required or authorised by this Agreement shall be in writing to the respective designated Business Heads of WTL and the Company as set out in Schedule II.

(b) A party may amend its address and numbers by written notice to the other Party.

(c) Any notice shall be deemed to have been received:

(i) if sent by e-mail, when sent;

(ii) if sent by facsimile, on confirmation of transmission;

(iii) if sent by courier, upon delivery; and

(iv) if sent by regular or registered mail, five (5) Working Days after posting, or if sent in the same country two (2) Working Days after posting.

22.2 No Waiver

(a) Failure by either Party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any affect the validity of this Agreement or any part of it. No waiver shall be effective unless given in writing and no waiver of a breach of this Agreement shall constitute a waiver of any antecedent or subsequent breach.

WTL

Company

22.3 No Partnership

(a) The relationship between the Parties shall not be that of partners, agents or joint ventures of one another and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between the Parties. Each Party, in performing any of its obligations hereunder, shall be an independent contractor and shall discharge its contractual obligations at its own risk. Nothing herein shall prevent either Party from contracting with other persons or entities to perform the same or similar services described herein.

22.4 Entire Agreement

(a) This Agreement contains all the terms agreed between the Parties regarding its subject matter and supersedes any prior agreement, understanding or arrangement between the Parties, whether oral or in writing. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this Agreement except as expressly stated in this Agreement. Neither Party shall have any remedy in respect of any untrue statement made by the other upon which that Party relied in entering into this Agreement (unless such untrue statement was made fraudulently) and that Party's only remedies shall be for breach of contract as provided in this Agreement.

22.5 Amendments

(a) Except as otherwise provided herein, including without limitation either Party's ability to make rate and destination changes, this Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing duly executed by both Parties or their successors or assigns.

22.6 Severability

(a) The invalidity or unenforceability for any reason of any part of the Agreement shall not prejudice or affect the validity or enforceability of the remainder of this Agreement.

(b) If further lawful performance of this Agreement or any part of it shall be made impossible by the final judgment or final order of any court of competent jurisdiction, commission or government agency or similar authority having jurisdiction over either Party, the Parties shall forthwith use their reasonable endeavours to amend to this Agreement in order to comply with such judgment or order.

22.7 Counterparts

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

WTL

Company

23. DISPUTE RESOLUTION AND JURISDICTION

23.1 Prior to initiating any proceedings, the Parties shall negotiate in good faith in order to amicably settle any dispute or controversy arising out of or in connection with this Agreement.

23.2 Any dispute or controversy which is not settled within fifteen (15) days of its occurrence shall be referred to the nominated representatives of both Parties who will use their reasonable endeavours to resolve it by settlement agreement within the next fifteen (15) days.

23.3 Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules laid down in the Arbitration Act, 1940 (the "**Rules**"), which Rules are deemed to be incorporated by reference into this Agreement. The number of arbitrators shall be three (3), to be appointed in accordance with the Rules provided billing disputes shall be referred to only one arbitrator who shall be appointed in accordance with the Rules. The seat or legal place of arbitration shall be Lahore. The language of the arbitration shall be English.

23.4 Nothing in this Clause 23 shall prevent either Party from:

(a) seeking in any court of competent jurisdiction a temporary order or injunctive or other equitable relief with respect to a breach (or attempted breach) of this Agreement by the other Party; or

(b) instituting litigation or other formal proceedings:

(i) to avoid the expiration of any applicable limitation period; or

(ii) to preserve a superior position with respect to other creditors.

24. GOVERNING LAW

24.1 For the purposes of clause 23, this Agreement shall be governed by and shall be construed in accordance with the laws of Islamic Republic of Pakistan.

EXECUTED for and on behalf of	EXECUTED for and on behalf of
WORLDCALL TELECOM LIMITED	**[ACMETEL USA LLC]**
Signature: Babarali	Signature:
Name: Babar Ali Syed	Name: Syed Zeeshan Hussain
Designation: Chief Executive Officer	Designation: President

ACMETEL USA LLC acmetel

WTL

Company

Annex A (Service)

INTERNATIONAL TELECOMMUNICATION SERVICES

1. DESCRIPTION OF INTERNATIONAL TELECOMMUNICATION SERVICES

1.1 For the purposes of this Annex, "International Telecommunication Services" shall mean the transit telecommunication services provided by a Party ("Supplier") to allow the other Party ("Customer") use of Supplier's switch as a transit point for sending traffic to agreed international destinations, for termination. International Traffic Termination Services do not include:

(a) International callback offerings using uncompleted call signalling or polling to any destination, where that destination prohibits such callback offerings; or

(b) Internet and non-voice band data services; or

(c) operator assisted, premium rate or ISDN services.

2. RATES APPLICABLE TO INTERNATIONAL TELECOMMUNICATION SERVICES

2.1 Each Party the "Supplier" shall provide its initial rates the "Pricelist" to the other Party "Customer" on or before the date the circuits interconnecting the Parties are activated.

2.2 The Parties shall agree on a format of the Pricelist which may be reviewed from time to time upon mutual consent of the Parties.

2.3 The Currency of the Rates quoted in the pricelist shall be US Dollars ($)

2.4 Rates mentioned in the Pricelist are determined on a per destination basis. Rates are shown in terms of full minutes and are billed in one (1) second increments after a one second minimum. All quoted rates shall be exclusive of value added tax or other applicable sales or withholding tax.

2.5 The Supplier may respectively increase its rates upon providing the Customer the Notice of Rate Change the "Rate Change Notification" by email or facsimile in accordance with the contact details, which shall become effective seven (7) days from the date of receipt or such other longer period as specified in the Rate Change Notification. Any decrease in Rate shall be effective forthwith upon service of written notice by the supplier to the customer or such other longer period as specified in the Rate Change Notification.

2.6 The Customer shall confirm the receipt of the Rate Change Notification by fax or email within twenty four (24) hours from its receipt thereof. If the Customer fails to submit such acknowledgement in accordance with the terms of this Section 2.2, the Supplier reserves the right to suspend the Services to such destination(s) that are subject to the rate change. However if the Customers continues to use the relevant Services without confirming the receipt of the Rate Change Notification it shall be deemed as an acceptance of the changed rates and agreement to pay all charges.

WTL

Company

2.7 If the Supplier changes the rate for a particular breakout of any location, the pricing of all associated breakouts for that location should be restated on the rate sheet.

2.8 Any calls sent to the Supplier for which no rates have been agreed shall be charged at the last notified rate or if no rate has previously been notified the then prevailing wholesale list rate of the Customer. If no such rate exists, the Parties shall use reasonable endeavours to agree a reasonable rate.

3. INVOICING

3.1 In addition to the provisions set out in the Agreement, the following provisions will also apply to the International Telecommunication Termination Services.

3.2 The Supplier shall invoice all charges for Service rendered to the Customer on a monthly basis the "Billing Period". Invoice shall be issued to the Customer within three (3) Calendar days after the Billing Period and sent to the relevant Billing Contact of the Customer through electronic mail (email).

(a) The Invoice will set out details for each destination showing:

(b) number of completed Calls during the relevant traffic period,

(c) chargeable minutes during the relevant traffic period,

(d) rate per minute, and

(e) total amount due for the relevant traffic period.

3.3 The Supplier shall only charge for successful calls, based on the conversation minutes it measures and will measure calls in one second increments.

3.4 The Charges for total traffic for each destination will be calculated by multiplying the total time that calls are connected by the relevant per minute [US Dollar ($)] Rate.

4. PAYMENT TERMS

4.1 The Customer must pay the amount shown in the Invoice within seven (7) days of the date of the Invoice the "Payment Due Date". The payment by the Customer shall be effected in US Dollar ($) via wire transfer to such bank account of the Supplier as notified by the Supplier to the Customer from time to time.

WTL

Company

5. MISCELLANEOUS

5.1 For avoidance of doubt, this Annex constitutes the internal part of the Agreement and a breach of this Annex shall be deemed to be a breach of the Agreement.

EXECUTED for and on behalf of

WORLDCALL TELECOM LIMITED

Signature: [signature]

Name: Babar Ali Syed

Designation: Chief Executive Officer

EXECUTED for and on behalf of

[ACMETEL USA LLC]

Signature: [signature]

Name: Syed Zeeshan Hussain

Designation: President

ACMETEL USA LLC acmetel

WTL

Company

Schedule I

CREDIT MANAGEMENT AND SECURITY DEPOSIT

1. SECURITY AGAINST SERVICES

1.1 Upon request of WTL ("Requesting Party"), the Company ("Providing Party") shall provide the Requesting Party with any of the following securities (Bank Guarantee, Deposit, Prepayment) as requested by the Requesting Party or establish Credit Limit.

(a) Check the applicable:

(i)	Bank Guarantee	[Not applicable]
(ii)	Deposit	[Not applicable]
(iii)	Prepayment	[Applicable]

2. BANK GUARANTEE

2.1 In order to guarantee the payment of the Providing Party's obligations, the Providing Party shall provide an irrevocable and unconditional Bank Guarantee issued by a bank with international reputation upon first demand in favour of the Requesting Party, in a form and substance satisfactory to the Requesting Party.

2.2 The initial value of Bank Guarantee from Company to WTL shall be Nil USD ($). The value of Bank Guarantee shall be subject to revision upon mutual agreement of the Parties.

2.3 The Bank Guarantee shall be encashable at the Requesting Party's initial request, by which the Requesting Party notifies the bank that the Providing Party has not fulfilled its obligations under the Agreement. For the avoidance of any doubt, in case both Parties provide Bank Guarantees to each other, a Party is not entitled to exercise its rights to encash the Bank Guarantee solely based on the fact that the other Party has exercised its rights under the Bank Guarantee. All banking charges to establish a Bank Guarantee excluding advising fee are for the account of the Providing Party.

2.4 The Providing Party shall be responsible to keep the Bank Guarantee valid at all material times and in case of expiry shall provide renewed Bank Guarantee 30 days prior to the date of expiry of already submitted Bank Guarantee.

3. DEPOSIT

3.1 A deposit is a specific sum of money taken and held by the Requesting Party from the Providing Party as a security against the payments under this Agreement. If the payment is more than fifteen (15) days overdue for valid invoices by the Providing Party, the Requesting Party may withdraw Deposit to the extent of amount due and the Providing party shall within 7 days replenish the Deposit to the agreed value

WTL

Company

3.2 The initial amount of deposit shall be determined from the traffic forecast. The amount of deposit shall be subject to review from time to time upon change in the traffic volumes and/or revised rates.

3.3 The initial amount of Deposit from Company to WTL shall be Nil USD ($)

3.4 The Deposit shall be kept in a security account during the term of the Agreement and, upon expiration or termination of this Agreement and subject to Section 3.4, returned to the Providing Party's account (exclusive any interests accrued thereon) after deducting any financial obligations; provided, however, that the Requesting Party may return the Deposit during the term of the Agreement if both Parties agree.

3.5 In the absence of an agreement to the contrary, the Requesting Party may suspend the provision of Services without any notice in case the amount outstanding becomes equal to or greater than the amount of Deposit. In the event of such suspension the Providing Party shall either settle the amount outstanding or increase the amount of Deposit for continuity of Services by the Requesting Party.

4. PREPAYMENT

4.1 The Providing Party shall pay the prepayment amount as an advance for the Services before the commencement of Services. The prepayment amount shall be mutually agreed between the Parties and revised from time to time.

4.2 The initial amount of Prepayment from Company to WTL shall be equivalent to the amount of fifteen (15) days of traffic in USD ($).

4.3 The Requesting Party shall provide the Services for the amount of prepayment and once the prepayment amount is utilized till ninety five percent (95%) the Requesting Party shall request for another prepayment. Requesting Party shall suspend the Services upon full utilization of prepayment amount and shall be recommenced only upon receipt of further prepayment.

5. CREDIT LIMIT

5.1 The Parties shall establish Credit Limit on the basis of each other's creditworthiness.

5.2 Each Party's initial Credit Limit for all of the Services shall be as specified like below.

(a) The amount of the Credit Limit from Company to WTL shall be Nil USD ($)

(b) The amount of the Credit Limit from WTL to Company shall be Nil USD ($)

5.3 Either Party will have the right to suspend the Services (i) if the other Party's Indebtedness exceeds its Credit Limit or (ii) if the other Party does not pay the amount by which such Party reasonably estimates that the other Party will have exceeded its Credit Limit within two (2) Calendar days of being notified that it has exceeded its Credit Limit. Indebtedness includes charges: (a) invoiced but not yet paid; and (b) services provided but not yet invoiced.

5.4 In the event of a Party exceeding its Credit Limit and failing to pay in accordance with the clause above, the other Party will be entitled to suspend the Services until payment is made.

WTL

Company

5.5 If at any time, a Party's aggregate payment liability exceeds the Credit Limit, the Parties may revise each other's Credit Limits upon mutual agreement or the other Party may require such Party to provide security from the other Party in the form of Bank Guarantee, Deposit or Prepayment. Any such security must be provided within five (5) Calendar days of receipt of a written request for such security. If any security required by a Party is not received in accordance with this Article, the other Party may suspend the Services, until such time as the security is received.

6. MISCELLANEOUS

6.1 For avoidance of doubt, this Schedule constitutes the internal part of the Agreement and a breach of this Annex shall be deemed to be a breach of the Agreement.

EXECUTED for and on behalf of

WORLDCALL TELECOM LIMITED

Signature: [signature]

Name: Babar Ali Syed

Designation: Chief Executive Officer

EXECUTED for and on behalf of

[ACMETEL USA LLC]

Signature: [signature]

Name: Syed Zeeshan Hussain

Designation: President

ACMETEL USA LLC acmetel

WTL

Company

Schedule II

POINT OF INTERCONNECTION & CONTACT INFORMATION

1. POINT OF INTERCONNECTION (POI)

1.1 The parties shall mutually agree on the POI locations and the type of interconnection on the basis of economy, performance and efficiency of Call routing and traffic management.

1.2 New POIs may be added upon mutual consent of the Parties.

1.3 Each Party shall be responsible to bear the cost for the equipment installed at its end to establish a POI or any subsequent costs associated to the maintenance of an already established POI.

1.4 Subject to a Party's obligations of confidentiality to a Third Party, the parties shall exchange technical information of their respective networks required for interconnection or the provision of Services under this agreement and its relevant Annexes as specified in the ATTACHMENT INTERCONNECT FORM.

2. CONTACT INFORMATION

2.1 The parties shall exchange contact information of their respective Business Heads, Account Manages, Provisioning teams, Network Operation Centres (NOC) and Billing personnel as specified in the ATTACHMENT INTERCONNECT FORM.

3. MISCELLANEOUS

For avoidance of doubt, this Schedule constitutes the internal part of the Agreement and a breach of this Annex shall be deemed to be a breach of the Agreement.

WTL

Company

ATTACHMENT

INTERCONNECT FORM

As agreed by technical team.

WTL

Company

General Information		
Customer Name	**ACMETEL USA LLC**	
Interconnect type	**SIP**	
Payment terms	**Pre-Paid**	
Credit Limit		
Destinations agreed	**City Name**	**Level**
Inbound	**Pakistan**	92
Outbound	**A_Z**	Any
Capacity agreed	**unlimited**	
CDR exchange format	.csv (comma delimited text)	
CDR Timezone	GMT +5	

Babandihl

	WORLDCALL	PARTNER
BUSINESS MANAGER		
Contact Name	**Umar Durrani**	**Baleegh Afridi**
Title	Director Interconnect & Regulatory	
Telephone Number:		+1 (312) 428-5515
Mobile Number:	+92-300-8446744	+131 23886905
Fax:		+1 (312) 348-8334
e-mail:	umar.durrani@worldcall.pk	baleegh@acmetel.com
Availability:	business hours	business hours
LDI OPERATIONS		
Contact Name	**Amil Aijaz Mufti**	**Naeem Barlas**
Title	Senior Manager LDI Operations	Manager Voice Operations
Telephone Number:	+92-42-32000011	
Mobile Number:	+92-300-8474597	+92 345 8592103
Fax:		+92 321 5179779
e-mail:	amil.mufti@worldcall.pk	naeem@acmetel.com
Availability:	business hours	business hours
Contact Name	NOC	NOC
Title	Shift Engineers	Shift Engineers
Landline Number:	+92-42-32000001 +92-3064115623 +92-42-35714317	+923455595751
Fax:		
e-mail:	wtl.noc@worldcall.pk	noc@acmetel.com
Availability:	24x7	24x7
BILLING		
Contact Name	**Ahmad Ashraf**	Billing Dept.
Telephone Number:		
Mobile Number:	+92 308 1932201	-
Fax:		-
e-mail:	ahmad.ashraf@worldcall.pk	billing@acmetel.com
Availability:	business hours	business hours

Switch Information	Worldcall Telecom	Partner	Remarks
Softswitch Manufacturer	Huawei SoftX3000, LinkNat	LinkNat	
Gateway/SBC Manufacturer	Huawei SBC, LinkNat MBx	LinkNat Mbx	
Gateway/SBC Model	Huawei SE2300, VOS5000	VOS5000	
Dialing Criteria	**WTL**	**Partner**	
i) SIP/H323 Gateway IP Address(es)	203.81.230.117 / 119.30.88.117 203.81.230.106 / 119.30.88.106 203.81.230.110 / 119.30.88.110 203.81.230.133-135	89.187.80.28 89.187.80.29 89.187.80.30 89.187.80.31 89.187.80.32	
Tech Prefix (Partner to WTL)	To be decided during testing phase		
Tech Prefix (WTL to Partner)	(As required by Partner)		
Number format Dialing Pattern	E.164 Prefix-CC-Number		INTL: CC+Number (with leading Prefix) NAT: AC+Number (without leading 0)
	Other details		
Signaling	SIP (preferably), H.323	SIP	
Desireable Interconnect Protocol	SIP	SIP	
H.323 Fast Start Supported?	Yes		
H.245 Tunneling Supported?	Yes		
H.323 Version	4		
H.323 port	1720		
Silence supression	enabled		
SIP port	5060		
SIP Version	2		
Supported SIP CLI Header	Preferably "FROM", Optional "PAID"		
Fax Support	T.38 (14.4 kb/s)	Preferably	
DTMF (In-Band, RFC 2833)	RFC 2833, SIP Info		
CODEC Preference	G7211, G.729, G.723	G7211, G.729, G.723	
CODEC Packetisation	20/30/40 ms or Negotiable For G723 30 ms	Negotiable	
Media Address	Same as Signaling	Same as signaling	

Priority	Targeted resolution period	Customer		Escalation Guideline			
		Initial update	Update Interval	1st level	2nd level	3rd level	4th level
High	< 12 hours	1 hour	Every 6 hours	3 hour	12 hour	18 hour	24 hour
Medium	< 48 hours	3 hour	Every 8 hours	12 hour	24 hour	NA	NA
Low	< 96 hours	6 hour	Every 24 hours	24 hour	48 hour	NA	NA

Priority Definition	
High	No connectivity
Medium	Low ASR/ACD
Low	Bad Quality

	Fault Reporting	WorldCALL	Acmetel
	Name	NOC	NOC
	Phone	+92 (0)42 32000001 +92 3064115623	+92 345 5595751
	Email	wtl.noc@worldcall.pk	noc@acmetel.com
	Availability	24 x 7	24x7
2nd Level	Name	Muhammad Jawad	Naeem Barlas
	Phone	+92 302 8450881	+92-345 8592103
	Email	muhammad.jawad@worldcall.pk	naeem@acmetel.com
	Availability	business hours	business hours
3rd Level	Name	Amil Aijaz Mufti	Baleegh Afridi
	Phone	+92 3008474597	+131 23886905
	Email	amil.mufti@worldcall.pk	baleegh@acmetel.com
	Availability	business hours	business hours
4th Level	Name	Umar Durrani	
	Phone	+92 3008446744	
	Email	umar.durrani@worldcall.pk	
	Availibility	business hours	